                                                                       EXHIBIT 1


                              ___________ Shares

                     National Discount Brokers Group, Inc.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                              __________, 1999

BT Alex. Brown Incorporated
U.S. Bancorp Piper Jaffray
As Representatives of the
   Several Underwriters
c/o  BT Alex. Brown Incorporated
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     National Discount Brokers Group, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of _______ shares of the Company's Common Stock ("Common Stock"), $.01 par value (the "Firm Shares). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in
Schedule I hereto. The Company also proposes, subject to the terms and conditions stated herein, to sell, for the purpose of covering over-allotments in connection with the sale of theFirm Shares, at the Underwriters' option an aggregate of up to _____ additional shares of its Common Stock (the "Option Shares") as set forth below.

     As the Representatives, you have advised the Company (a) that you are authorized to enter into this Underwriting Agreement (the "Agreement") on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole

                                     - 1 -
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or in part for the accounts of the several Underwriters.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.   Representations and Warranties of the Company.
     ----------------------------------------------

     The Company represents and warrants to each of the Underwriters as follows:

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-______) with respect to the Shares. The Company meets the requirements for the use of Form S-3. Copies of such Registration Statement, including any amendments thereto, the Preliminary Prospectuses contained therein and the exhibits, Financial Statements (as hereinafter defined), as finally amended and revised, have heretofore been delivered by the Company to you. Such Registration Statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time and on the date it becomes effective (the "Effective Date"), including any information deemed to be a part thereof pursuant to Rule 424(b) and Rule 430A of the rules and regulations (the "Rules and Regulations") promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), is referred to herein as the "Registration Statement." The term "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules and Regulations) included at any time as a part of the Registration Statement. The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations).

     (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed on Schedule II hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only material subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their respective businesses requires such qualification, except for those failures to be so qualified which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable

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and are owned by the Company or another Subsidiary. Except as set forth on
Schedule II hereto, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances, equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. For purposes of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, rights, operations, management, earnings, financial condition or prospects of the Company and the Subsidiaries, taken as a whole and shall exclude and not give effect to events, circumstances or conditions affecting the economy of the Untied States, the securities markets or the brokerage and market making industries generally. In no event shall the Company's failure to consummate the sale of Equitrade Partners, L.L.C. or the termination of the agreement relating thereto be deemed to constitute or result in a Material Adverse Effect.

     (c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares to be issued and sold hereunder have been duly authorized and when issued and paid for as contemplated by this Agreement will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Except as disclosed in filings made by the Company with the SEC and except as described in or contemplated by the Prospectus, (i) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, and (ii) there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. No holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

     (d) The information set forth under the caption "Capitalization" in the Prospectus relating to the Company's authorized and outstanding capital stock at February 28, 1999 and as adjusted for the issuance and sale of the Firm Shares, is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate laws of the State of Delaware.

     (e) The Registration Statement has become effective under the Act. The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor are any proceedings for that purpose pending or, to the

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knowledge of the Company, threatened. The Registration Statement and the
Prospectus and each amendment or supplement thereto conform to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time filed with the Commission complied, in all material respects with all applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder. At the time of effectiveness and at the Closing, the Registration Statement and any amendments thereto did not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the time first filed with the Commission and at the Closing, the Prospectus does not contain, and will not contain, any untrue statement of material fact; and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company makes no representations or warranties in this paragraph (c) as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof, to the extent such information is expressly referred to in Section 13 of this Agreement.

     (f) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement (the "Financial Statements"), present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. The Financial Statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed in the Registration Statement, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data set forth or incorporated by reference in the Registration Statement present fairly the information shown therein, and such data have been compiled on a basis consistent with the Financial Statements presented therein and the books and records of the Company. The pro forma financial information set forth in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Rules and Regulations with respect to pro forma financial statements, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

     (g) KPMG LLP and PriceWaterhouse Coopers LLP, each of whom has certified certain of the Financial Statements, are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.

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     (h)  Except as described in the Prospectus, there is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries might result in any Material Adverse Effect, whether or not arising in the ordinary course of business, or prevent the consummation of the transactions contemplated hereby.

     (i) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the Financial Statements (or as described in the Registration Statement) and material to the business of the Company and the Subsidiaries, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such Financial Statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and subsisting leases conforming in all material respects to the descriptions thereof set forth in the Registration Statement.

     (j) The Company and the Subsidiaries have filed all Federal, State, local and foreign income tax returns which they have been required to file and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the Financial Statements.

     (k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not occurred a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Financial Statements.

     (l) Neither the Company nor any of the Subsidiaries is or will be, in violation of any of the terms or provisions of or with or without the giving of notice or lapse of time or both in default under (i) any provision of its certificate of incorporation (as amended or supplemented, the "Certificate of Incorporation") or by-laws (as amended or supplemented, the "By-Laws") or (ii) the terms of any agreement, lease, contract, indenture, mortgage, deed of trust, or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which it, or any of its properties, is bound ,except for such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. This Agreement has been duly authorized, executed and delivered by the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof by the Company will not, with or without

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the giving of notice or lapse of time or both, conflict with or result in a violation or breach of any of the material terms or provisions of, or constitute a default under, the material terms of any agreement, lease, contract, indenture, mortgage, deed of trust or other instrument or obligation to which the Company or any of the Subsidiaries is a party, or of the Certificate of Incorporation or By-Laws of the Company or any order or rule or regulation applicable to the Company or any of the Subsidiaries and material to their business of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

     (m) Each approval, consent, order, authorization, designation, declaration or filing by or with any court, regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated and the fulfillment by the Company of the terms hereof (except as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

     (n) The Company and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary for the conduct of their businesses as presently conducted; and neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company and material to the conduct of their businesses.

     (o) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Common Stock of the Company.

     (p) Neither the Company nor any of the Subsidiaries is required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations promulgated thereunder.

     (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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     (r)  The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

     (s) The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (t) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act
                                                                      ------
Relating to Disclosure of doing Business with Cuba, and the Company further
--------------------------------------------------
agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.


     (u) The Company has conducted an inventory and review of the hardware, software, and embedded microcontrollers in noncomputer equipment (the "Computer Systems") used by it in its business in order to determine whether the Computer Systems are Year 2000 Compliant (as defined below). Except as described in the Prospectus, the Company has determined that the Computer Systems are Year 2000 Compliant. The Company has exercised due care in assessing whether the Computer Systems are Year 2000 Compliant and in assessing the Year 2000 Compliance status of its customers, suppliers and vendors. Except as described in the Prospectus, to the Company's knowledge, all of the Computer Systems of its customers, vendors and suppliers are Year 2000 Compliant to the extent they are in any way involved with the business of the Company. The Company has not taken any action which will render any third-party software products non-Year 2000 Compliant.
The Company has not received a "Year 2000 Deficiency Letter" or criticism from any person on the subject of Year 2000 Compliance. The phrase "Year 2000 Compliant" means technology, including but not limited to, information

                                     - 7 -
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technology embedded systems, or any other electro-mechanical or processor-based system, when used in connection with its associated documentation, that is capable of accurately processing, providing, or receiving date data from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations.

     (v) Except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of the Subsidiaries: (i) have obtained all licenses, permits, easements, grants, consents, certificates, approvals and orders (the "Approvals") which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or waste into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or any of the Subsidiaries or their respective agents ("Environmental Laws"); (ii) are in compliance with all material terms and conditions of such required Approvals, and also are in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of the Subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under the Environmental Laws to register any products or materials required to be registered by the Company or any of the Subsidiaries (or any of their respective agents) thereunder.

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2.   Purchase, Sale and Delivery of the Firm Shares.
     ----------------------------------------------

     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

     (b) Payment for the Firm Shares to be sold hereunder is to be made in same day funds via wire transfer to the order of the Company, against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

     (c) In addition, on the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and
(ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same

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proportion to the total number of Option Shares being purchased as the number of
Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.
You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in same day funds via wire transfer to the order of the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland on the Option Closing Date.

3.   Offering by the Underwriters.
     ----------------------------

     It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.   Covenants of the Company.
     ------------------------

     (a) The Company covenants and agrees with each of the several Underwriters that:

          (i) The Company will (A) use its commercially reasonable efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the

Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or proceeding and to obtain as soon as possible the lifting thereof, if issued.

          (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

          (v) The Company will comply with the Act and the Exchange Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall conform to the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such earnings statement has been so made available.

          (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Financial Statements.

          (viii) No offering, sale or other disposition of, or filing of a registration statement under the Securities Act covering, any shares of Common Stock of the Company or other capital stock of the Company, or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives of Common Stock of the Company (or entering into agreements for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder except that the Company may issue, and grant options or warrants to purchase, shares of Common Stock of the Company or any shares convertible into, exercisable for or exchangeable for shares of Common Stock of the Company, (A) upon the exercise of outstanding options and warrants and its issuance of options and stock granted under employee stock option plans, (B) in connection with acquisition transactions, or (C) with the prior written consent of BT Alex. Brown Incorporated. In addition, the Company file registration statements covering stock underlying employee stock options and stock issuable in connection with acquisition transactions without the consent of BT Alex. Brown Incorporated.

          (ix) The Company will use its commercially reasonable efforts to promptly list, subject to notice of issuance, the Shares on the New York Stock Exchange.

          (x) The Company has caused each of its executive officers and directors to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters ("Lockup Agreements"), pursuant to which each such person has agreed not to offer, sell, sell short, pledge or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares of Common Stock of the Company or derivatives of Common Stock of the Company (or enter into agreements for such) owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except (A) as otherwise provided in the Lockup Agreements or (B) with the prior written consent of BT Alex. Brown Incorporated.

          (xi) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an "investment company" within the meaning of such term under the 1940 Act and the Rules and Regulations.

          (xii)  The Company will maintain a transfer agent for the Common
Stock.

          (xiii) During the period in which the Shares are being offered and/or sold by you, the Company will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock of the Company.

5.   Costs and Expenses.
     ------------------

     The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement; the filing fees of the Commission; the filing fee of the NASD; and the Listing Fee of the New York Stock Exchange, Inc. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default, failure, refusal or inability on the part of the Underwriter to comply with any material term hereof or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.   Conditions of Obligations of the Underwriters.
     ---------------------------------------------

     The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

     (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission, and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

     (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the Subsidiaries (as shown on Schedule II) has been organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which, to such counsel's knowledge, the conduct of their business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company. To such counsel's knowledge except as set forth on Schedule II hereto, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in the Subsidiaries are outstanding.

          (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in a form meeting the applicable requirements of the Delaware General Corporation Law. The Shares have been duly authorized and when issued and paid for as contemplated by this Agreement will be validly issued, fully paid and non-assessable; and have not been issued in violation of any statutory preemptive rights or of any contractual preemptive rights known to such counsel of any other person.

          (iii) Except as described in or contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. To such counsel's knowledge, except as disclosed in filings made by the Company with the SEC and the Registration Statement, the Company has not granted to any person the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

          (iv) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are no so filed, incorporated by reference or described as required, and such contracts and documents that are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

          (v) To such counsel's knowledge, there is no action, suit, claim or proceeding pending or threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries reasonably could be expected to result in any Material Adverse Effect, whether or not arising in the ordinary course of business, or prevent the consummation of the transactions contemplated hereby.

          (vi) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not, with or without the giving of notice or lapse of time or both, conflict with or result in a violation or breach of any of the terms or provisions of, or constitute a default under, any material agreement, lease, contract, indenture, mortgage, deed of trust or other instrument or obligation known to such counsel to which the Company or any of the Subsidiaries is a party, or of the Certificate or Incorporation or By-Laws of the Company or any rule or regulation applicable to the Company or any of the Subsidiaries or any order of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of the Subsidiaries or any order of any court having jurisdiction over the Company or any of the Subsidiaries and which is known to such counsel.

          (vii) This Agreement has been duly authorized, executed and delivered by the Company.

     (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Morgan, Lewis & Bockius, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

          (i) The Registration Statement has become effective under the Act. To the best of such counsel's knowledge, the Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor have any proceedings for that purpose been instituted or are pending.

          (ii) The Registration Statement, and each amendment thereto, and the Prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations (except that such counsel need express no opinion as to the Financial Statements and the schedules and other financial and statistical data included therein). The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

          (iii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions herein contemplated and the fulfillment by the Company of the terms hereof (other than as may be required by the Commission, the NASD or as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

          (iv) Neither the Company nor any of the Subsidiaries will become, as a result of the consummation of the transactions contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus, an "investment company" within the meaning of such term under the 1940 Act (the "Act") required to register as such pursuant to the Act.

     (d) In rendering such opinions, Gibbons, Del Deo, Dolan, Griffinger & Vecchione and Morgan Lewis & Bockius may each rely as to matters governed by the laws of states other than New Jersey, New York and Delaware or Federal laws on local counsel in such jurisdictions, provided that in each case such counsel shall state that he or they believe that he or they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, each such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, at the time the Registration Statement became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to Financial Statements and schedules or other financial or statistical data), and (ii) the Prospectus, or any amendment or supplement thereto, on the date it was filed with the Commission and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to Financial Statements and schedules or other financial or statistical data). With respect to such statement, each such counsel may state that his or their belief is based upon the procedures set forth therein but is without independent check and verification.

     (e) The Representatives shall have received from Piper & Marbury L.L.P., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii) and (vii) of Paragraph (b) and (i) of Paragraph (c) of this Section 6. In rendering such opinion, Piper & Marbury L.L.P. may rely as to all matters governed other than by the laws of states other than Delaware, New York or Maryland or Federal laws on the opinions of counsel referred to in Paragraph (b) and (c) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, at the time the Registration Statement became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to Financial Statements and schedules or other financial or statistical data), and (ii) the Prospectus, or any amendment or supplement thereto, on the date it was filed with the Commission and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to Financial Statements or other financial or statistical data). With respect to such statement, Piper & Marbury L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (f) You shall have received, on the dates hereof, the Closing Date and the Option Closing Date, as the case may be, letters dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you, of KPMG LLP and PriceWaterhouse Coopers, LLP confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations and stating that in their opinion the Financial Statements audited by them comply in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the Financial Statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement and the Prospectus.

     (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them represents as follows:

          (i) The Registration Statement has become effective under the Act. To the best of his or her knowledge, the Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor are any proceedings for that purpose pending or threatened.

          (ii)  The representations and warranties of the Company contained in
Section 1 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be;

          (iii) He or she has carefully examined the Registration Statement and the Prospectus and, to his or her knowledge, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment of the Registration Statement or the Prospectus which has not been so set forth in such supplement or amendment; and

          (iv) To his or her knowledge, since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any Material Adverse Effect.

     (h) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

     (i) The Firm Shares and Option Shares, if any, have been approved for listing upon notice of issuance on the New York Stock Exchange.

     (j) Executed copies of the lockup agreements described in Sections 4(a)(viii), have been delivered to the Representatives.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Piper & Marbury L.L.P., counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

     In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.   Conditions of the Obligations of the Company.
     --------------------------------------------

     The obligations of the Company to sell and deliver the Shares as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.   Indemnification.
     ---------------

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof.

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration

Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and expenses of such counsel related to such proceeding upon presentation of statements setting forth in reasonable detail a description of such fees and expenses. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation of statements setting forth in reasonable detail a description of such fees and expenses) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has reasonably determined, based on the advice of counsel, that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to indemnify and hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) In any action, claim or proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (f) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any persons controlling any Underwriter, or to the Company shall be entitled to the benefits of the indemnity and contribution contained in this Section 8.

9.   Default by Underwriters.
     -----------------------

     If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the

Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed under this Agreement to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you, as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.  Notices.
     -------

     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland 21202, Attention: Roger G. Powell, Managing Director; with a copy to BT Alex. Brown & Sons Incorporated, 1 South Street, Baltimore, Maryland 21202, Attention: General Counsel; if to the Company, to National Discount Brokers Group, Inc., 10 Exchange Place Centre, Jersey City, New Jersey 07302, Attention: Frank E. Lawatsch, Jr., Executive Vice President and General Counsel.

11.  Termination.
     -----------

     This Agreement may be terminated by you as Representatives, by notice to the Company at any time prior to the Closing Date: (a) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in the financial markets, economic or political conditions of the United States if the effect of such event or condition would, in your judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares; (iii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your judgment materially and adversely affects or may materially and adversely affect the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole; (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange
Act); (vii) the suspension of trading of the Company's Common Stock on the New York Stock Exchange (other than temporary suspensions for order imbalances); or
(viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (b)  as provided in Sections 6 and 9 of this Agreement.

12.  Successors.
     ----------

     This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.  Information Provided by Underwriters.
     ------------------------------------

     The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement, or any amendments or supplements thereto, consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information [in all but the last paragraph] under the caption "Plan of Distribution" in the Prospectus.

14.  Miscellaneous.
     -------------

     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, but without regard to the principles of conflicts of laws thereof.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

                            Very truly yours,

                            NATIONAL DISCOUNT BROKERS GROUP, INC.

                            By: ________________________________
                               [printed name]
                               [title]

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BT ALEX. BROWN INCORPORATED
U.S. BANCORP PIPER JAFFRAY

As Representatives of the several
Underwriters listed on Schedule I

By:  BT Alex. Brown Incorporated

By:
   ---------------------------------
     Authorized Officer

                                   SCHEDULE I

                            Schedule of Underwriters



                                                Number of Firm Shares
Underwriter                                         to be Purchased
-----------                                     ----------------------

BT Alex. Brown Incorporated
U.S. Bancorp Piper Jaffray



                                                 _________________
                          Total................
                                                 =================

                                   SCHEDULE II

                            Schedule of subsidiaries


      Name of Subsidiary         Jurisdiction of Incorporation       Ownership by the Company
------------------------------  ------------------------------      ------------------------
Sherwood Securities Corp.                 Delaware                             100%
Triak Services Corp.                      New York                             100%
SHD Corp.                                 Delaware                             100%